UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2007

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Other Events.

On November 12, 2007, Fortune Brands, Inc. (“Fortune Brands” or the “Company”) issued a press release announcing that its spirits and wine business, Beam Global Spirits & Wine, Inc. (“Beam Global”), entered into an agreement for the sale of Beam Global’s wine business to Constellation Brands, Inc. (“Constellation Brands”). The press release is attached as Exhibit 99.1 hereto.

On November 9, 2007, Beam Global and Constellation Brands entered into a Stock Purchase Agreement for the sale of all of the issued and outstanding stock of Beam Wine Estates, Inc., a wholly-owned subsidiary of Beam Global (“Beam Wine”), in exchange for $884.5 million in cash on a cash free, debt-free basis (the “Agreement”). The sale includes all of Beam Wine’s wine brands, including Clos du Bois, Geyser Peak, Wild Horse, Buena Vista Carneros and Gary Farrell, as well as the associated vineyards, winemaking assets, management and sales forces. The Agreement contains, among other things, customary conditions to close, including expiration or termination under the Hart-Scott- Rodino waiting period, and termination rights customary for transactions of this type.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Fortune Brands, Inc. Press Release dated November 12, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

By	/s/ Mark A. Roche
Name:	Mark A. Roche
Title:	Senior Vice President, General Counsel and Secretary

Date: November 14, 2007

Exhibit Index

Exhibit Number	Description
99.1	Fortune Brands, Inc. Press Release dated November 12, 2007.